Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements: Form S-8 (No. 333-264089), Form F-3 (No. 333-274882), Form F-3 (No. 333-267893), and Form F-3 (No. 333-284423) of Nautical Ventures Group Inc. (the “Company”) of our report dated June 27, 2025 with respect to the consolidated financial statements of the Company as of and for the year period ended December 31, 2024 and 2023, included by reference in this report on Form 6-K.

M&K CPAS, PLLC

The Woodlands, Texas

June 30, 2025